UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2004

INTELIDATA TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21685	54-1820617
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11600 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

(703) 259-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 3, 2004, InteliData had issued a press release announcing Nasdaq’s approval of its application to transfer the listing of its common stock from the Nasdaq National Market to the Nasdaq SmallCap Market effective as of September 7, 2004 with an initial grace period to regain compliance with the minimum $1.00 bid price requirement until December 13, 2004 and the possibility of this grace period extending until June 13, 2005.

On December 14, 2004, InteliData received a notice from Nasdaq that it has not regained compliance with the minimum $1.00 bid price per share requirement set forth in Marketplace Rule 4310(c)(4). Nasdaq also notified InteliData that, since it meets the other initial inclusion criteria for the SmallCap Market, it is being given an additional 180 calendar days, or until June 13, 2005, to regain compliance. If compliance with the criteria cannot be demonstrated by that time, InteliData’s common stock would be delisted from the Nasdaq SmallCap Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InteliData Technologies Corporation
(Registrant)

By:	/s/ Monique L. Marcus
Monique L. Marcus
Vice President of Finance and Principal Accounting Officer

Date: December 17, 2004